The Guardian Insurance & Annuity Company, Inc. (GIAC) Domiciled in Delaware	Variable Annuity Application [The Guardian CXC Variable Annuity A flexible premium deferred variable annuity

Send application and check (payable to: The Guardian Insurance & Annuity Company, Inc.) to:	Regular Mail: The Guardian Insurance & Annuity Company, Inc. Variable Annuity Administration P.O. Box 26210 Lehigh Valley, PA 18002-6210	Express Mail: The Guardian Insurance & Annuity Company, Inc. Variable Annuity Administration 3900 Burgess Place Bethlehem, PA 18017

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who applies for a variable annuity. We ask you for your name, social security number, street address, date of birth and other information that will allow us to identify you. This information will be verified to ensure identity of individuals applying for ownership of a variable annuity.

I. ACCOUNT REGISTRATION

Owner (If owner is a trust, please include a copy of the trust excerpt or title and signature pages of the trust document that include who is authorized to act on behalf of the trust.)
John Doe			123/ 45/ 6789
Name			SS# or Tax lD#

45 Main Street		Anytown	NY	12345
Mailing Address		City	State	Zip

Street Address (If mailing address is a P.O. Box)		City	State	Zip

Sex: ☒ M ☐ F	1/ 11/ 1968	36
	Date of Birth (Month/Day/Year)	Age
(123) 222-3456		JDoe@hotmail.com
Daytime Telephone		E-mail
Joint Owner (If any - not available on qualified contracts)

_______________________________________________________________________			________/________/________
Name			SS # or Tax ID #

Mailing Address		City	State	Zip

Street Address (If mailing address is a P.O. Box)		City	State	Zip

_________________________________	Sex: ☐ M ☐ F	____________/__________/______________		_______
Relationship to Owner		Date of Birth (Month/Day/Year)		Age

Daytime Telephone		E-mail
Annuitant (Complete only if different from Owner above.)

___________________________________________________________________________________			________/________/________
Name			SS# or Tax ID#

Street Address (No P.O. Boxes, please)		City	State	Zip

Sex: ☐ M ☐ F	___________/______/_________________	_______________
	Date of Birth (Month/Day/Year)	Age

Daytime Telephone		E-mail
Contingent Annuitant (Optional - Available if owner is not the annuitant.)

___________________________________________________________________________________			________/________/________
Name			SS# or Tax ID#

Street Address (No P.O. Boxes, please)		City	State	Zip

Sex: ☐ M ☐ F	___________/______/_________________	_______________
	Date of Birth (Month/Day/Year)	Age

Daytime Telephone		E-mail

2. BENEFICIARY (If more than one, please indicate in whole %. Attach a separate sheet if necessary, signed and dated.)

Jane Doe	spouse		789 67 4321	36%
Beneficiary	Relationship to Annuitant		SS# or Tax ID#	Age

45 Main Street	Anytown	NY	12345	1/15/68
Street Address (No P.O. Boxes. please)	City	State	Zip	Date of Birth

%
Beneficiary	Relationship to Annuitant		SS# or Tax ID#	Age

Street Address (No P.O. Boxes, please)	City	State	Zip	Date of Birth

%
Contingent Beneficiary	Relationship to Annuitant		SS# or Tax ID#	Age

Street Address (No P.O. Boxes, please)	City	State	Zip	Date of Birth

%
Contingent Beneficiary	Relationship to Annuitant		SS# or Tax ID#	Age

Street Address (No P.O. Boxes, please)	City	State	Zip	Date of Birth

3. PLAN TYPE

☒ Non-Qualified	or	☐ Qualified (Check one)	☐ Traditional IRA	☐ Roth IRA	☐ Rollover IRA	☐ SEP IRA

			☐ SIMPLE IRA	☐ 401(k)	☐ TSA	☐ 403(b)

☐ 401 (a) (Please indicate type of qualified plan) ____________________

☐ Other _____________________________________________________

4. REPLACEMENT INFORMATION

Do you have an existing life insurance policy or annuity contract?	☐ Yes ☒ No

Is this annuity intended to replace all or part of any other annuity contract or life insurance policy?	☐ Yes ☒ No

If you answer “Yes” to either question, please consult the state’s replacement rules and complete any required replacement forms. Also, please provide the information below on all contracts or policies to be replaced (Attach a separate sheet if necessary):

Insurer Name	Owner Name

Contract/Policy #

5. STATEMENT OF ADDITIONAL INFORMATION

    ☐ Please send me a copy of the Statement of Additional Information to the prospectus.

6. OPTIONAL RIDERS (See prospectus for a description of the riders and annual charges. Riders are subject to state     availability.)

☐ Earnings Benefit Rider (Not available in WA)	☐ Guaranteed Minimum Income Benefit Rider

☐ Decade Living Benefit Rider (Not available in MA. Asset allocation requirements for premium payment, see Payment Allocation form for details)

☐ Other_____________________________________________________________________________________________

7. SIGNATURES

Applicant Signature

FOR RESIDENTS OF ARIZONA: Upon the owner’s written request, GIAC will provide reasonable factual information regarding the benefits and provisions of the annuity contract applied for within a reasonable amount of time. If for any reason the owner is not satisfied with any contract issued in connection with this application, the owner may return such contract to GIAC’s Customer Service Office or to the Agent from whom it was purchased within 10 days after receiving it, except if the applicant is age 65 or older, within 30 days. GIAC will pay to the owner an amount equal to the sum of: 1) the difference between any premium(s) paid, including any contract fee or contingent deferred sales charge, and the amounts allocated to the contract’s Allocation Options; and 2) the Contract’s Accumulation Value on the date GIAC or its agent receives the returned contract.

FOR RESIDENTS OF ARKANSAS, KENTUCKY, LOUISIANA, NEW MEXICO, OHIO AND PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR RESIDENTS OF COLORADO: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR RESIDENTS OF MAINE, WASHINGTON D.C. AND VIRGINIA: It is a crime to knowingly provide false, incomplete or misleading information to any insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

FOR RESIDENTS OF NEW JERSEY: Any person who includes false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

FOR RESIDENTS OF OKLAHOMA: WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

FOR RESIDENTS OF FLORIDA: Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

As owner of this annuity, I represent the following: (1) To the best of my knowledge and belief, all statements in this application are complete and true and were correctly recorded; (2) I AM IN RECEIPT OF THE CURRENT PROSPECTUS FOR THIS ANNUITY CONTRACT AND ITS UNDERLYING MUTUAL FUNDS; (3) I UNDERSTAND THAT THE VALUE OF THIS ANNUITY CONTRACT WHICH IS ALLOCATED TO VARIABLE INVESTMENT OPTIONS MAY INCREASE OR DECREASE AND THE VALUE OF THIS ANNUITY CONTRACT IS NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT AND MAY BE MORE OR LESS THAN THE TOTAL PURCHASE PAYMENTS AT ANY GIVEN POINT IN TIME; (4) I understand that the contract applied for will not begin until the later of: (a) contract issue, or (b) GIAC’s receipt of the first contract premium; (5) I understand that no Registered Representative can make or change a contract or waive any of GIAC’s rights or requirements; (6) I understand that GIAC has the unilateral right to determine if any contract can be issued and to waive or modify any terms of this application or any GIAC requirements; and (7) I understand that there are certain distribution restrictions under Internal Revenue Code Section 403(b) if this contract is being purchased in connection with a tax-sheltered annuity plan. Under penalties of perjury, I certify that I am not subject to backup withholding and my correct Social Security or Taxpayer ID# is given above.

/s/ John Doe
Signature of Owner		Signature of Joint Owner (if any)

10/16/04	Anytown	NY
Date	Signed at City	State

Registered Representative Signature

As Registered Representative, I certify witnessing the signature(s) above and that the answer to the following question is true to the best of my knowledge and belief. Does this contract replace any existing annuity contract or life insurance policy? ☐ Yes    ☒ No

/s/ Jack Smith
Signature of Registered Representative	Print Name of Broker/Dealer

Print Name of Registered Representative	Dealer Branch Office Street Address

Branch No./R.R. No. E-mail	Branch Office City State Zip

State License # (For Florida Agents Only)	Tel. Fax

Print Name of Co-Registered Representative (If any)

Note: please include each representative’s full name and R.R. No. We can not process team codes.
Branch No./R.R. No. E-mail

State License # (For Florida Agents Only)

This space for use of GIAC